Exhibit 10.4

UNITED PARCEL SERVICE, INC.

INCENTIVE COMPENSATION PLAN

FIRST AMENDMENT TO

RESTRICTED STOCK AWARD AGREEMENT

WHEREAS, United Parcel Service, Inc., a Delaware corporation (“UPS”), has granted one or more awards of shares of restricted class A common stock of UPS (each, an “Award”) to non-management directors of UPS (“Director”) pursuant to the United Parcel Service, Inc. Incentive Compensation Plan (the “Plan”);

WHEREAS, each Award is evidenced by a agreement that includes the terms and conditions of the grant (the “Agreement”); and

WHEREAS, the Compensation Committee of the Board of UPS desires to amend the Agreement for each of the Awards to provide for full vesting of the shares of restricted class A common stock of UPS subject to such Award in the event that a Director’s continuous service as a director of UPS terminates by reason of Director’s acceptance of a position in government or other public service;

NOW THEREFORE, each Award identified below hereby is amended as follows

1.

The second paragraph of Section 3, Forfeiture and Vesting, of the Agreement hereby is amended to read as follows:

In addition, Director will vest in all of the shares of Restricted Stock if Director’s continuous service as a director of UPS terminates prior to the Vesting Date by reason of Director’s (i) death, (ii) disability or (iii) resignation in connection with Director’s acceptance of a position in government or other public service. If Director’s service as a director of UPS terminates before the Vesting Date, other than as described in the immediately preceding sentence, Director will forfeit all shares.

2.

The Awards amended by this First Amendment are as follows:

Director	Award Date	Number of Restricted Shares
Michael J. Burns
James P. Kelly
Ann M. Livermore

Stuart E. Eizenstat
John W. Thompson
Carol B. Tomé
Bernardus Verwaayen

3.

This First Amendment is effective as of August 29, 2007 and except as otherwise amended herein, the Agreement for each Award as in effect immediately prior to this First Amendment shall remain in full force and effect.

4.

This First Amendment is subject to all of the terms and conditions in the Plan and is binding upon UPS, its Subsidiaries and the Directors and their respective heirs, executors, administrators and successors.

The Compensation Committee of the Board of Directors of UNITED PARCEL SERVICE, INC.

By:

Title:

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